Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 31, 2018, relating to the consolidated financial statements of Organovo Holdings, Inc., and the effectiveness of Organovo Holdings, Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10-K for the year ended March 31, 2018.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
August 14, 2018